                                                                       333-12288
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM F-6
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

    For American Depositary Shares Evidenced by American Depositary Receipts
                         ------------------------------
                    Kabushiki Kaisha Crosswave Communications
   (Exact name of issuer of deposited securities as specified in its charter)
                          Crosswave Communications Inc.
                   (Translation of issuer's name into English)

                                      Japan
            (Jurisdiction of Incorporation or organization of Issuer)
                         ------------------------------
                              JPMORGAN CHASE BANK
             (Exact name of depositary as specified in its charter)
                           1 Chase Manhattan Plaza,
                            New York, New York 10081

                            Tel. No.: (212) 552-4944
              (Address, including zip code, and telephone number of
                           depositary's principal offices)
                         ------------------------------
                                IIJ America, Inc.
                     1211 Avenue of the Americas, Suite 2900
                               New York, NY 10036
                                  (212)440-8080
    (Address, including zip code, and telephone number of agent for service)
                         ------------------------------
                                 With copies to:
                             Scott A. Ziegler, Esq.
                        Ziegler, Ziegler & Associates LLP
                        570 Lexington Avenue, 44th Floor
                            New York, New York 10022

         It is proposed that this filing become effective under Rule 466
[ ] immediately upon filing [X] on February 17, 2003 at 4:00 p.m.
If a separate registration statement has been filed to register the deposited shares, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                                         Proposed         Proposed
                                                                         Maximum          Maximum
                                                                         Offering         Aggregate
Title of Each Class of                                Amount             Price Per        Offering    Amount of
Securities to be Registered                        to be Registered      Unit             Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------------
American Depositary Shares
evidenced by American Depositary
Receipts, each American Depositary Share
representing 1/20th of one share of
Common Stock of Crosswave Communications
Inc.                                                  N/A                   N/A               N/A               N/A
=======================================================================================================================










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         This Post-Effective Amendment to Registration Statement on Form F-6 may
be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.











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         The Prospectus consists of the form of American Depositary Receipt
("ADR") included as Exhibit A to the form of Amended and Restated Deposit Agreement filed as Exhibit (a) to this Post-Effective Amendment to Registration Statement on Form F-6, which is incorporated herein by reference.











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                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1.    DESCRIPTION OF SECURITIES TO BE REGISTERED

                              CROSS REFERENCE SHEET

                                                            Location in Form of
    Item Number                                             ADR Filed Herewith
    and Caption                                             as Prospectus
    -----------                                             -------------
    1.     Name of depositary and                           Face, introductory paragraph
           address of its principal                         and final sentence on face.
           executive office

    2.     Title of ADR and identity                        Face, top center and
           of deposited securities                          introductory paragraph

           Terms of Deposit

          (a)  The amount of deposited                      Face, upper right corner
               securities represented by                    and introductory
               one unit of ADRs                             paragraph

          (b)  The procedure for voting,                    Paragraphs (15) and (16)
               if any, the deposited
               securities

          (c)  The collection and                           Paragraphs (12), (14) and (15)
               distribution of dividends

          (d)  The transmission of                          Paragraphs (11), (15) and (16)
               notices, reports and
               proxy soliciting material

          (e)  The sale or exercise of                      Paragraph (14)
               rights

          (f)  The deposit or sale of                       Paragraphs (12) and (17);
               securities resulting from
               dividends, splits or plans
               of reorganization

          (g)  Amendment, extension or                      Paragraphs (20) and (21)
               termination of the deposit                   (no provision for extension)
               agreement


                                       1






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
                                                            Location in Form of
    Item Number                                             ADR Filed Herewith
    and Caption                                             as Prospectus
    -----------                                             -------------
          (h)  Rights of holders of ADRs                    Paragraph (11)
               to inspect the transfer books
               of the Depositary and the
               lists of holders of ADRs

          (i)  Restrictions upon the right                  Paragraphs (2), (3),
               to deposit or withdraw the                   (4), (6) and (8)
               underlying securities

          (j)  Limitation upon the liability                Paragraphs (18) and (23)
               of the Depositary and/or the
               Company

3.      Description of all fees and                         Paragraph (7)
        charges which may be imposed
        directly or indirectly against
        the holders of ADRs

Item 2.  AVAILABLE INFORMATION

                                                            Location in Form of
        Item Number                                         ADR Filed
        and Caption                                         Herewith as Prospectus
        -----------                                         -----------------------
         2(b)  Statement that the foreign                   Paragraph (11)
               issuer is subject to the
               periodic reporting requirements
               of the Securities Exchange Act
               of 1934 and, accordingly, files
               certain reports with the
               Securities and Exchange
               Commission




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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. EXHIBITS

         (a) Form of Amended and Restated Deposit Agreement dated as of February , 2003 among Crosswave Communications Inc., JPMorgan Chase Bank, as depositary
(the "Depositary"), and all holders from time to time of ADRs issued thereunder (the "Deposit Agreement").

         (e) Rule 466 Certification.

Item 4.  UNDERTAKINGS

         (a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities; and (2) made generally available to the holders of the underlying securities by the issuer.

         (b) If the amounts of fees charged are not disclosed in the prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, JPMorgan Chase Bank, on behalf of the legal entity created by the Deposit Agreement, certifies that it has reasonable grounds to believe that all of the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2003.

                                  Legal entity created by the form of Deposit
                                  Agreement for the issuance of ADRs evidencing American Depositary Shares

                                  By: JPMORGAN CHASE BANK,
                                          in its capacity as Depositary

                                  By: /s/Jordana Chutter
                                      ---------------------------------
                                  Name:  Jordana Chutter
                                  Title: Vice President

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Crosswave Communications Inc. certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized on January 28, 2003.

                                          CROSSWAVE COMMUNICATIONS INC.

                                          By: /s/  Koichi Suzuki
                                              -------------------------
                                          Name:  Koichi Suzuki
                                          Title: President and
                                                 Representative Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form F-6 has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                      Date

/s/ Koichi Suzuki         President and Representative          January 28, 2003
----------------------    Director
Koichi Suzuki

/s/ Akio Onishi           Chief Executive Officer and           January 28, 2003
----------------------    Representative Director
Akio Onishi

/s/ Yasuharu Fushimi      Chief Financial Officer, Chief        January 28, 2003
----------------------    Accounting Officer and Representative Director
Yasuharu Fushimi

/s/ Takehisa Hayashi      Chief Marketing Officer and           January 28, 2003
----------------------    Senior Managing Director
Takehisa Hayashi

/s/ Senji Yamamoto        Director                              January 28, 2003
----------------------
Senji Yamamoto

/s/ Katsushi Hattori      Director                              January 28, 2003
----------------------
Katsushi Hattori

/s/ Ichiro Terai          Authorized Representative in          January 28, 2003
----------------------    the United States
Ichiro Terai

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                                Index to Exhibits

Exhibit
Number
-------

   (a) Form of Amended and Restated Deposit Agreement dated as of February , 2003 among Crosswave Communications Inc., JPMorgan Chase Bank, as depositary, and all holders from time to time of ADRs issued thereunder

   (e)                   Rule 466 Certification

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